Exhibit 10.47
AMENDMENT
TO
REGISTRATION RIGHTS AGREEMENT
     THIS AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is executed as of August 2, 2007, by and among LCC International, Inc., a Delaware corporation (the “Corporation”), RF Investors, L.L.C., a Delaware limited liability company (“RF Investors”), and The Raj and Neera Singh Charitable Foundation, Inc. (the “Foundation”). Terms used but not defined herein shall have the meanings ascribed to them in the Agreement (defined below).
WITNESSETH:
     WHEREAS, on December 22, 2006 RF Investors transferred Four Million (4,000,000) shares of Class B common stock, par value $.01 per share, of the Corporation (“Class B Common Stock”) to the Foundation;
     WHEREAS, pursuant to the terms of the Restated Certificate of Incorporation of the Corporation, (i) such transferred shares of Class B Common Stock were converted into shares of Class A common stock, par value $.01 per share, of the Corporation (“Class A Common Stock”), and (ii) the balance of 400,000 shares of Class B Common Stock owned by RF Investors was converted into shares of Class A Common Stock;
     WHEREAS, following the transfer of Class B Common Stock by RF Investors to the Foundation, no shares of Class B Common Stock are outstanding;
     WHEREAS, MCI Telecommunications Corporation, a Delaware corporation (“MCI”), no longer owns any securities of the Corporation which are subject to the Registration Rights Agreement, dated as of July 25, 1996, as amended (the “Agreement”), by and among the Corporation, RF Investors and MCI;
     WHEREAS, the parties to this Amendment wish to amend the Agreement to provide for the addition of the Foundation as a party to the Agreement, the removal of MCI as a party to the Agreement, the deletion of all references to Class B Common Stock, and to make certain other changes to the registration rights provided for in the Agreement;
     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Effectiveness. This Amendment shall be effective as of December 22, 2006.

     2. Definitions.
          (a) Section 1.1 of the Agreement is hereby amended by adding the following definitions:
               “Foundation” means The Raj and Neera Singh Charitable Foundation, Inc.
               “Foundation Shareholder” means the Foundation and any successor or permitted assignee of any of its rights hereunder that holds Registrable Securities.
          (b) The definitions of “Common Stock,” “LCC Shareholders,” “Registrable Securities” and “RF Investors Shareholders” set forth in Section 1.1 of the Agreement are hereby amended and restated in their entirety to read as follows:
               “Common Stock” means the Class A Common Stock.
               “LCC Shareholders” means the RF Investors Shareholders and the Foundation Shareholder.
               “Registrable Securities” means all shares of Class A Common Stock held at the relevant time by an LCC Shareholder, and any other issued or issuable shares of Class A Common Stock held by an LCC Shareholder at the relevant time, either at the time of initial issuance or subsequently, by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (i) they have been transferred in a public offering registered under the Securities Act, (ii) they have been transferred in a sale made through a broker, dealer or market-maker pursuant to Rule 144 promulgated under the Securities Act, or (iii) the holder thereof is able to sell such securities under Rule 144(k) of the Securities Act. For purposes of this Agreement, an LCC Shareholder will be deemed to be a holder of Registrable Securities whenever such LCC Shareholder has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions of limitations upon the exercise of such right), whether or not such acquisition has actually been effected.
               “RF Investors Shareholders” means RF Investors and any successor or permitted assignee of any of its rights hereunder, other than any Foundation Shareholder with respect to the Class A Common Stock transferred to the Foundation on December 22, 2006.
          (c) The definitions of “Class B Common Stock” and “MCI Shareholders” set forth in Section 1.1 of the Agreement are hereby deleted in their entirety

     3. Amendment to Section 1.2. The second sentence of Section 1.2 of the Agreement is hereby amended and restated in its entirety to read as follows:
               “The Corporation shall be obligated only to register Registrable Securities pursuant to this Section 1.2 on a total of two (2) occasions for the Foundation Shareholder and on one (1) occasion for the RF Investors Shareholders; provided however, that such obligation shall be deemed satisfied only when a registration statement covering at least 85% of all shares of Registrable Securities specified in the Registration Request shall have become effective (unless such LCC Shareholder has withdrawn such request, in which case such registration requested to be withdrawn shall not be counted in determining whether the Corporation’s obligation to effect two (2) registrations for the Foundation Shareholder and one (1) registration for the RF Investors Shareholders, as applicable, has been fulfilled) and such registration statement shall have been continuously effective for 120 days or until all shares thereby have been sold, if earlier.”
     4. Amendment to Section 1.4(a). Section 1.4(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
          “Registration Procedures. If and whenever the Corporation is required to use its best efforts to effect or cause the registration of any shares under the Securities Act as provided in this Agreement, the Corporation shall, as expeditiously as possible:
     (a) use its best efforts to prepare and file with the SEC within 90 days after receipt of a Registration Request for registration with respect to such shares, a registration statement on any form for which the Corporation then qualifies or which counsel for the Corporation shall deem appropriate and which form shall be available for the sale of the shares in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become effective; provided that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, the Corporation will (i) furnish to one counsel selected by the selling RF Investors Shareholders and one counsel selected by the selling Foundation Shareholder copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel and (ii) notify each selling LCC Shareholder of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;”
     5. Amendment to Section 1.6. Section 1.6 of the Agreement is hereby amended and restated in its entirety to read as follows:
          “Expenses. The Corporation shall, whether or not any registration statement pursuant to this Agreement shall become effective under the Securities Act, pay all expenses incident to its performance of or compliance with this Agreement, including without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Corporation and all independent public accountants

(including the expenses of any audit or “cold comfort” letter) and other Persons retained by the Corporation, the reasonable fees and disbursements of one counsel retained by the RF Investors Shareholders and one counsel retained by the Foundation Shareholder and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding underwriting commissions and discounts). In all cases, any allocation of Corporation personnel or other general overhead expenses of the Corporation or other expenses for the preparation of financial statements or other data normally prepared by the Corporation in the ordinary course of its business shall be borne by the Corporation.
     6. Amendment to Section 1.9. Section 1.9 of the Agreement is hereby amended and restated in its entirety to read as follows:
     “Transfer of Registration Rights; Successors and Assigns. The RF Investors Shareholder may transfer or assign its rights hereunder, in whole or in part, but only to a purchaser or other transferee of its Registrable Securities. The Foundation may not transfer or assign any of its rights hereunder. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. If any LCC Shareholder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.”
     7. Amendment to Section 1.12. Section 1.12 of the Agreement is hereby amended and restated in its entirety to read as follows:
          “Notices. All notices and other communications (collectively, “notices”) provided for or permitted to be given under this Agreement shall be in writing and shall be given by depositing the notice in the United States mail, addressed to the party to be notified, postage paid and registered or certified with return receipt requested, or by such notice being delivered in person or by facsimile communication to such party. Unless otherwise expressly set forth herein, notices given or served pursuant hereto shall be effective upon receipt by the party to be notified. All notices to be sent to a party hereto shall be sent to or made at the address set forth below, or such other address as that party may specify by notice to the other parties.
(a) if to the Company:
LCC International, Inc.
7900 Westpark Drive, Suite A-315
McLean, VA 22102
Telephone: 703-873-2000
Telecopier: 703-873-2300
Attention: President

(b) if to RF Investors:
RF Investors, L.L.C.
201 N. Union Street, Suite 360
Alexandria, VA 22314
Telephone: 709-519-3282
Attention: President
(c) if to the Foundation:
The Raj and Neera Singh Charitable Foundation, Inc.
201 N. Union Street, Suite 360
Alexandria, VA 22314
Telephone: 709-519-3282
Attention: President
     8. New Section 1.23. The Agreement is hereby amended by adding the following new Section 1.23:
     “1.23 Termination. This Agreement shall terminate with respect to any LCC Shareholder immediately on the first date on which such LCC Shareholder ceases to hold any Registrable Securities.”
     9. Miscellaneous. This Amendment shall not constitute an amendment or modification of any provision of the Agreement not expressly referred to herein. Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in counterparts, all of which shall together constitute a single agreement.
     10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
[signature pages follow]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth in the first paragraph hereof.

CORPORATION: LCC INTERNATIONAL, INC.
By:	/s/ PETER A. DELISO
	Name:	Peter A. Deliso
	Title:	SVP, New Ventures

RF INVESTORS: RF INVESTORS, L.L.C.
By:	/s/ SERGE G. MARTIN
	Name:	Serge G. Martin
	Title:	Vice President

FOUNDATION: THE RAJ AND NEERA SINGH CHARITABLE FOUNDATION, INC.
By:	/s/ SERGE G. MARTIN
	Name:	Serge G. Martin
	Title:	Vice President & Director